Exhibit 99.1

LUMENTUM ANNOUNCES COMPLETION OF CLOUD LIGHT ACQUISITION

San Jose, Calif., November 7, 2023– Lumentum Holdings Inc. (NASDAQ: LITE) (“Lumentum”) today announced that it has completed its previously announced acquisition of Cloud Light Technology Limited (“Cloud Light”).

“I am excited to add Cloud Light’s high-speed optical transceiver products, differentiated technology, and talented team to Lumentum,” said Alan Lowe, Lumentum President and CEO. “Cloud operators have embraced this transaction, recognizing the enhanced customer value proposition it brings through leading-edge technology, a broader product portfolio, and strengthened supply chain security, all at a time when Artificial Intelligence is driving data center compute capacity to its limits.”

Under terms of the merger agreement, Lumentum acquired Cloud Light with a transaction value of approximately $750 million, before certain adjustments. The transaction consideration was paid in cash from Lumentum’s balance sheet and the assumption and substitution of outstanding unvested Cloud Light options.

The transaction is expected to be immediately accretive to Lumentum’s non-GAAP earnings per share and is expected to more than double Lumentum’s cloud data center infrastructure revenue in the 12-month period following the transaction close. The highly complementary combination squarely positions Lumentum as a leader in providing photonics to cloud operators, enabling more than a five-fold expansion in the company’s served opportunity inside of data centers. In the last twelve months, over 90 percent of Cloud Light’s more than $200 million in revenue was derived from 400G and higher speed products, and in their most recent quarter, over half of Cloud Light’s optical transceiver revenue was derived from 800G transceivers.

As previously announced, Lumentum will release its fiscal first quarter 2024 financial results tomorrow, Wednesday, November 8, 2023, before the market opens and host a conference call the same day at 5:30 a.m. PT/8:30 a.m. ET. During this call, Lumentum management will also provide an update on the Cloud Light transaction.

Advisors

BofA Securities served as the exclusive financial advisor to Lumentum and Wilson Sonsini Goodrich & Rosati, Professional Corporation, served as legal advisor. Morgan, Lewis & Bockius LLP served as legal advisor to Cloud Light.

About Lumentum

Lumentum (NASDAQ: LITE) is a market-leading designer and manufacturer of innovative optical and photonic products enabling optical networking and laser applications worldwide. Lumentum optical components and subsystems are part of virtually every type of telecom, enterprise, and data center network. Lumentum lasers enable advanced manufacturing techniques and diverse applications including next-generation 3D sensing capabilities. Lumentum is headquartered in San Jose, California with R&D, manufacturing, and sales offices worldwide. For more information, visit www.lumentum.com.

About Cloud Light

Cloud Light Technology Limited designs, markets, and manufactures advanced optical modules for automotive sensors and data center interconnect applications. The company’s core team has over 18 years of experience in the design of advanced optical modules, with a rich heritage in advanced manufacturing and delivering superior quality and customer experience. Founded in 2018, Cloud Light is headquartered in Hong Kong, with R&D centers in Hong Kong and Taiwan and state-of-the-art manufacturing facilities in Dongguan, China and Southeast Asia. For more information, visit www.cloudlight.com.hk.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events, including the timing of the proposed transaction and other information related to the proposed transaction. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern the proposed transaction and our expectations, strategy, plans or intentions regarding it. Forward-looking statements in this communication include, but are not limited to, (i) expectations regarding the expected benefits of the proposed transaction, (ii) expectations and beliefs with respect to customers. the market that combined company will serve and its market position, products and technologies of the combined company and future operations, (iii) expectations regarding the industry in which Lumentum operates and trends in such industry and related technologies, and (iv) the expected impact of the acquisition on Lumentum’s business and financial results. Expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include risks that the acquisition disrupts current plans and operations; the risk of litigation and/or regulatory actions related to the acquisition; changing supply and demand conditions in the industry; and general market, political, economic and business conditions. The forward-looking statements contained in this communication are also subject to other risks and uncertainties, including those more fully described in filings with the Securities and Exchange Commission, including Lumentum’s Annual Report on Form 10-K for the fiscal year ended July 1, 2023 as well as other filings made Lumentum with the SEC from time to time and available at www.sec.gov. These forward-looking statements are based on Lumentum’s current expectations, beliefs, estimates and projections and certain assumptions made by Lumentum, all of which are subject to change.

Lumentum undertakes no obligation to update the information contained in this communication or any other forward-looking statement.

Category: Financial

Contact Information

Investors: Kathy Ta, 408-750-3853, investor.relations@lumentum.com

Media: Noël Bilodeau, 408-439-2140, media@lumentum.com or Hotwire Global, lumentum@hotwireglobal.com

###